Exhibit 10.15

Letter of Confirmation and Undertakings

I, [Name of Shareholder] (a citizen of the People’s Republic of China (“China”), with ID card number of ***), as the shareholder of Beijing Douniu Network Technology Co., Ltd. (the “Company”), hereby acknowledge, undertake and warrant that, in the event of my death, incapacity, divorce or any circumstances that may affect the exercise of my shareholder rights in the Company, none of my heirs, guardians, creditors, spouses or any other person entitled to claim rights or interests in the equity of the Company held by me and any interests attached thereto in any manner whatsoever shall take any action under any circumstances that may affect or prevent me and/or the Company from performing the obligations under the VIE Agreements (including the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement and the Powers of Attorney signed by me and/or the Company with Beijing YIMUTIAN Network Technology Co., Ltd. (the “WFOE”) on October 18, 2023 and any amendments, variations and/or supplementary agreements signed by the relevant parties from time to time thereafter) (collectively referred to as the “VIE Agreements”).

I acknowledge that, (i) the equity held by me in the Company and any interests attached thereto are not community property, and my spouse does not own and has no control over such property or interests; (ii) the daily operation management and voting matters of the Company conducted by me will not be affected by my spouse; and (iii) in the event of my divorce with my spouse, I will take all actions deemed necessary by the WFOE to ensure the performance of the VIE Agreements.

I further acknowledge that, when the WFOE is permitted by Chinese Laws to operate relevant business of the Company or to invest in the Company without the VIE Agreements, at the request of the WFOE, I will transfer all of my equity in the Company to the WFOE and/or any third party designated by the WFOE and terminate the VIE Agreements. Subject to Chinese Laws, at the time of termination of the VIE Agreements, I shall return any consideration received from the WFOE for the acquisition of the equity in the Company to the WFOE or to the entity designated by the WFOE in the manner required by the WFOE.

I undertake that during the term of the VIE Agreements, (i) except with the written consent of the WFOE, I will not directly or indirectly (whether through myself or through any other natural person or legal entity) participate in, or engage in, acquire or hold (in any case, whether as a shareholder, partner, agent, employee or otherwise) any business or interest in any business that competes or may compete with the WFOE, the Company or any of its affiliates; (ii) any act or omission by myself will not give rise to any conflict of interest between me and/or the Company and the WFOE (including but not limited to the shareholders of the WFOE); and (iii) in the event of any conflict of interest (and the existence of such a conflict of interest is at the sole discretion of the WFOE), I will, subject to Chinese Laws, take any action instructed by the WFOE to eliminate such conflict of interest.

In case of any disputes arising out of or in connection with the execution of this Letter of Confirmation and Undertakings, either I or the interested party(ies), if any, shall have the right to submit it to Beijing Arbitration Commission for arbitration in Beijing in accordance with its current arbitration procedures and rules. The arbitration shall be conducted in Chinese and confidentially. The arbitral award shall be final and binding upon all Parties. Where appropriate, the arbitral tribunal or the arbitrators may, in accordance with applicable Chinese Laws, make remedial rulings on the equity in the Company, including restricting the conduct of business, restricting or prohibiting the transfer or sale of equity or assets or winding up of the Parties. In addition, during the composition of the arbitral tribunal, either I or the interested party(ies) shall have the right to apply for interim relief measures to any tribunal with any jurisdiction (including those in the Chinese mainland, Hong Kong and the Cayman Islands). During the arbitration period, this Letter of Confirmation and Undertakings shall remain in force, except for the part in dispute between me and the interested party(ies) and which is in arbitration.

(Signature page only)

Signature:	/s/ [Name of Shareholder]
Name:	[Name of Shareholder]

October 18, 2023

Schedule of Material Differences

One or more persons executed letters of confirmation and undertaking using this form. Pursuant to Instruction 2 to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No. Name of Shareholder

1.	Deng Jinhong
2.	Liu Min

3